Tech Industry Leader and Boardroom Powerhouse Maggie Wilderotter Joins Fortinet Board of Directors

SUNNYVALE, Calif., February 22, 2024

Ken Xie, Founder, Chairman of the Board, and CEO at Fortinet
“We’re pleased to welcome Maggie Wilderotter to our esteemed board of directors. Maggie’s distinguished service on the boards of over 30 public companies and her tenure in numerous corporate leadership positions will enrich our strategic decisions and contribute to our collective success. We look forward to working alongside Maggie to accelerate enterprise sales momentum and drive sustainable growth for Fortinet.”

News Summary
Fortinet® (NASDAQ: FTNT), the global cybersecurity leader driving the convergence of networking and security, today announced the addition of Maggie Wilderotter to the company’s board of directors, adding further depth of leadership and governance expertise to the board. With this appointment, Maggie transitions her talents from serving as a Fortinet Strategic Advisory Council (FSAC) member, where she gained valuable visibility and insights into Fortinet’s business and vision, to a board member.

Maggie is a seasoned business leader known for her distinguished career leading both Fortune 500 corporations and start-up enterprises in the technology and telecommunications sectors. Notably, she served as president and CEO of Frontier Communications Corporation, where she led transformative initiatives to expand the company's reach and enhance its service offerings. Prior to her tenure at Frontier, Maggie held executive positions at Microsoft, including senior vice president of global business strategy, where she played a pivotal role in shaping the company's strategic direction and market expansion efforts.

Maggie has also held board positions across various industries, contributing her expertise and leadership to diverse organizations. She currently serves on the boards of directors for Costco Wholesale Corporation, DocuSign, and Sana Biotechnology, as well as private companies Sonoma Biotherapeutics and Tanium. Previously, Maggie has served on the boards of directors for companies such as DreamWorks Animation, Hewlett Packard Enterprise, Lyft, Procter & Gamble, and Xerox, alongside various nonprofit organizations.

“Fortinet’s unwavering commitment to innovation, proven track record of global execution, and clear vision for the future are truly inspiring. I am eager to contribute my experience and insights to continue steering the organization toward ongoing growth and success in the dynamic landscape ahead.”-- Maggie Wilderotter

Additional Resources
•Learn more about the Fortinet’s board of directors.
•Visit Fortinet’s investor relations page here.
•Learn more about Fortinet’s free cybersecurity training, which includes broad cyber awareness and product training. As part of the Fortinet Training Advancement Agenda (TAA), the Fortinet Training Institute also provides training and certification through the Network Security Expert (NSE) Certification, Academic Partner, and Education Outreach Programs.
•Learn more about FortiGuard Labs threat intelligence, research, and Outbreak Alerts, which provide timely steps to mitigate breaking cybersecurity attacks.
•Learn about Fortinet’s FortiGuard Security Services portfolio.
•Read about how Fortinet customers are securing their organizations.
•Follow Fortinet on Twitter, LinkedIn, Facebook, and Instagram. Subscribe to Fortinet on our blog or YouTube.

About Fortinet

Fortinet (NASDAQ: FTNT) is a driving force in the evolution of cybersecurity and the convergence of networking and security. Our mission is to secure people, devices, and data everywhere, and today, we deliver cybersecurity everywhere you need it with the largest integrated portfolio of over 50 enterprise-grade products. Well over half a million customers trust Fortinet's solutions, which are among the most deployed, most patented, and most validated in the industry. The Fortinet Training Institute, one of the largest and broadest training programs in the industry, is dedicated to making cybersecurity training and new career opportunities available to everyone. FortiGuard Labs, Fortinet’s elite threat intelligence and research organization, develops and utilizes leading-edge machine learning and AI technologies to provide customers with timely and consistently top-rated protection and actionable threat intelligence. Learn more at http://www.fortinet.com, the Fortinet Blog, or FortiGuard Labs.

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Fortinet, Inc.	Fortinet, Inc.	Fortinet, Inc.
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